EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Telecomm Sales Network, Inc.
Raleigh, N.C.

We consent to the use of our report dated January 19, 2005, except for Notes, 2, 3, and 8, which are dated March 10, 2005, on the financial statements of Telecomm Sales Network, Inc. as of September 30, 2004 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

_______________________
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

June 15, 2005